Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

COMMUNITY FINANCIAL SHARES, INC.

ARTICLE I

The name of the corporation shall be COMMUNITY FINANCIAL SHARES, INC., and it has been organized under the General Corporation Law of Delaware. While the registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, the corporation shall operate out of offices located in the Village of Glen Ellyn, County of DuPage and State of Illinois.

ARTICLE II

SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on the 2nd Wednesday of April each year, or such other date as shall be established, at the hour of 7:00 p.m., for the purpose of electing directors and transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of voting securities of the corporation.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place within this State of Illinois as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all holders of voting securities may designate any place within the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting were otherwise called, the place of meeting shall be the office of the corporation, except as otherwise provided in Section 5 of this Article.

SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting, to each holder of record of voting securities entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5. MEETING OF ALL STOCKHOLDERS. If all of the holders of voting securities shall meet at any time and place within the State of Illinois and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining the holders of voting securities entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of the holders of voting securities for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than forty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

SECTION 7. VOTING LISTS. The officer or agent having charge of transfer books for shares of stock of the corporation shall make, prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote at any meeting of stockholders.

SECTION 8. QUORUM. A majority of the outstanding voting securities of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, provided, that if less than a majority of the outstanding voting securities are represented at said meeting, a majority of the voting securities so represented may adjourn the meeting from time to time without further notice.

SECTION 9. PROXIES. At all meetings of stockholders, a holder of record of voting securities may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 10. VOTING OF STOCK BY CERTAIN HOLDERS. Voting securities standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, the absence of such provision, as the Board of Directors of such corporation may determine.

Voting securities standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Voting securities standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote voting securities held by him without a transfer of such stock into his name.

Voting securities standing in the name of a receiver may be voted by such receiver, and voting securities held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose voting securities are pledged shall be entitled to vote such voting securities until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own voting securities belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own voting securities held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 11. NON-CUMULATIVE VOTING. In all elections of directors and all other matters coming to the stockholders, voting shall be non-cumulative.

SECTION 12. VOTING BY BALLOT. Voting on any question or in any election may be via voice unless the presiding officer shall order, or any stockholder shall demand that voting be by ballot.

ARTICLE III

DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be ten. Each director shall hold office until the next annual meeting of stockholders, or until their successor shall have been elected and qualified.

SECTION 3. ORGANIZATION MEETING. The meeting for the organization of the Board of Directors shall take place immediately after, and at the same place as, the annual stockholders’ meeting. If at the time fixed for the meeting of the directors-elect, there shall not be a quorum present, the members present may adjourn from time to time until a quorum is obtained.

SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held once each month. The Board of Directors may provide, by resolution, the time and place within the State of Illinois for the holding of such regular meeting, or of additional regular meetings without other notice than such resolution.

SECTION 5. ORDER OF BUSINESS. At all regular meetings of the Board of Directors, the following shall be included in the order of business:

1.	Review of the minutes of previous meeting(s)

2.	Unfinished business

3.	New business

SECTION 6. SPECIAL MEETINGS. Special meeting of the Board of Directors may be called at the request of the Chairman of the Board or President, or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place within the State of Illinois as the place for holding any special meeting of the Board of Directors called by them.

SECTION 7. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at his home address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 8. QUORUM. A majority of the Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 9. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by appointment by the Board of Directors until the next annual meeting or a special stockholder meeting called for the purpose of an election to fill the directorship.

SECTION 11. ATTENDANCE. Directors must attend all meetings for which there is not good cause for absenteeism, and must serve on all committees to which they may be respectively appointed by the Board of Directors.

SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board, and may be paid a fixed sum for attendance at meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER. The officers of the corporation shall be a chairman of the board, a president, secretary and such vice presidents or other officers, as may be elected or appointed by the Board of Directors.

SECTION 2. ELECTION AND TERM OF OFFICE. The Chairman of the Board, President and other officers of the corporation shall be elected annually by the Board of Directors at the organization meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the stockholders and the Board of Directors.

SECTION 6. PRESIDENT. The President shall be the principal executive officer of the corporation and shall be in charge of the affairs and business of the corporation and the management thereof subject to the direction of the Board of Directors and the executive committee. In all cases where the duties of the other officers of the corporation are not prescribed by statute, these bylaws or by resolution of the directors, they shall be performed under the orders and instruction of the President. He may sign with the Secretary, Assistant Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of stock of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform ex officio on all standing committees of the board.

SECTION 7. THE VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, President or by the Board of Directors.

SECTION 8. THE SECRETARY. The Secretary shall: (a) keep the minutes of the stockholders’ and directors’ meetings in one or more books provided for that purpose: (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law: (c) be custodian of the seal of the corporation and see that it is affixed to all certificates for shares of stock prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board or President certificates for shares of stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, President or by the Board of Directors.

SECTION 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

COMMITTEES OF THE BOARD

The Board of Directors may appoint, from time to time, committees of directors for such purposes and with such powers as the board may determine.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Certificates of stock properly signed as herein indicated shall be issued to the stockholders and the certificate shall state upon the face thereof that the stock shall be transferable only upon the books of the corporation, and when the stock is transferred, the certificate thereof shall be returned to the corporation and canceled and new certificates issued. A transfer book shall be kept in which all assignments and transfers of stock shall be made and also a stock register book shall be kept in which shall be shown the names of the shareholders, the number of shares and the certificate number of the stock held by each. The person in whose name shares of stock stand on the stock register books of the corporation shall be deemed the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII

DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these bylaws or under the provisions of the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted (not inconsistent with the General Corporation Law of Delaware) at any meeting of the Board of Directors of the corporation by a majority vote of the whole number of directors.

ARTICLE XII

DIRECTORS AND OFFICERS INDEMNIFICATION

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgment, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgment and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such suit or action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, and the purpose and intent of this Article XII such person is fairly and equitably entitled to indemnity for such expense, and shall so order.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, claim or proceeding referred to in paragraphs (a) and (b) of Article XII or in defense of any other claim, issue or matter, he shall be indemnified against expense, including attorneys’ fees actually and reasonably incurred by him in connection therewith.

Any indemnification under paragraphs (a) and (b) of this Article XII, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of voting securities.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

The indemnification provided in this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article XII both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XIII

Director’s qualifying shares are not required to serve on the Board of Directors.